UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 2054
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AIM ETF PRODUCTS TRUST

(Exact name of registrant as specified in its charter)

Delaware                                                                                                                         See Below

(State of incorporation or organization)                                                                                                              (I.R.S. Employer Identification No.)
5701 Golden Hills Drive, Minneapolis, MN                                                                  55416-1297

(Address of principal executive offices)                                                                                                            (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

                                              Title of each class                                       Name of each exchange on which
                                            to be so registered                                             each class is to be registered
                             Shares of beneficial interest, no par value
                         AllianzIM 6 Month Buffer 10 Allocation ETF                             NYSE Arca, Inc.
                         AllianzIM Buffer 20 Allocation ETF                                             NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-235734
Securities to be registered pursuant to Section 12 (g) of the Act:

                                                                                            None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.              Descriptions of Registrant’s Securities to be Registered.

Descriptions of the shares of beneficial interest, no par value, of the series of AIM ETF Products Trust (the “Trust”) listed below to be registered hereunder are set forth in Post-Effective Amendment No. 43 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on December 2, 2024, (with respect to AllianzIM 6 Month Buffer10 Allocation ETF and AllianzIM Buffer20 Allocation ETF),  which descriptions are incorporated herein by reference.

Each series of the Trust that is registering securities, and its I.R.S. Employer Identification Number, are as follows:
                             AllianzIM 6 Month Buffer10 Allocation ETF                                          99-4161077
                             AllianzIM Buffer20 Allocation ETF                                                                 99-4151856

Item 2.              Exhibits

1.
The Trust’s Certificate of Trust is incorporated herein by reference to Exhibit (a)(i) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on December 27, 2019.

2.
The Trust’s Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(ii) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on December 27, 2019.

3.
The Trust’s By-Laws are incorporated herein by reference to Exhibit (b)(i) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on December 27, 2019.

                                                               SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 6th day of January, 2025.

AIM ETF PRODUCTS TRUST

By:      /s/ Brian Muench
Name: Brian Muench
Title: President